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                                    EXHIBIT C

                              CONSULTING AGREEMENT
                             between Kelly's and CFS

                                August 1st, 1997


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                              CONSULTING AGREEMENT

      This Consulting Agreement ("Agreement") is made effective this 1st day of August 1997 by and between Kellys Coffee Group, Inc., a Colorado corporation with principal offices at 647 Seventeenth Avenue, P.O. Box 1539, Longmont, Colorado 80502 ("Client"), and Canton Financial services corporation, a Nevada corporation with principal offices at 268 West 400 South, Suite 300, Salt Lake City, Utah 84101 ("Consultant").

                                    PREMISES

           WHEREAS, Client wishes to retain Consultant to provide Client with general business consulting services including assistance in finding business opportunities, assistance in the coordinating the preparation 6f Client's periodic reports under the Exchange Act of 1934, and assistance in finding partners willing to assist Client in the expansion of its operations;

           WHEREAS,   Consultant  is  in  the  business  of  providing   general
  consulting services and is willing to be retained by Client for a period of one year in exchange for the consideration specified hereafter;

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Client and Consultant agree as follows:

         Section 1- Engagement of Consultant and Term of Agreement.

           A. Client  retains  Consultant to assist  Client in general  business consulting, which shall consist of assistance in finding business opportunities, assistance in the coordinating the preparation of Client's periodic reports under the Exchange Act of 1934, and assistance in finding partners willing to assist Client in the expansion of its operations.

                  B. Subject to earlier termination provided in Section 6 below, the term of this Agreement shall, be one (1) year from the execution of this Agreement.

         Section 2 - Compensation

         Client shall compensate Consultant in the following manner:

           A. Upon execution of this Agreement, Client shall deliver to Consultant 1,150,000 shares of Client's common stock, par value $ ("Common Stock"). The 1,150,000 shares of Common Stock shall constitute a retainer fee for Consultant's services. The shares of Common Stock to be issued as a retainer shall be issued pursuant to the exemption from federal registration afforded by ss.4(2) of the Securities Act of 1933, as amended (the "Act "), and shall be restricted as to resale pursuant to Rule 144 promulgated under the Act.

           B. Client also agrees to pay Consultant a monthly consulting fee which fee shall be calculated by multiplying the number of hours worked by Consultant's professional staff with the hourly fee as set forth in Exhibit "A," attached hereto and incorporated herein by this reference, and which may be amended from time to time by Consultant. Consultant shall bill Client on a monthly basis, and payment shall be due upon receipt of the bill, payable in either cash or in Client's Common Stock, at Client's option. The Common Stock shall be registered under any available registration statement. For purposes of this Paragraph, Common Stock shall be valued at the lower of. (i) the closing bid price for the Common Stock on the final day of the month in which services were performed by Consultant;

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           or (ii) the closing  bid price for the Common  Stock on date when the
  Common Stock is actually issued, provided however, that any shares of Common Stock issued to Consultant hereunder which are restricted as to resale shall be valued at the lower of: (i) one-half the closing bid price for the Common Stock on the final day of the month in which services were performed by Consultant; or (ii) one-half the closing bid price for the Common Stock on date when the Common Stock is actually issued.

           C. Client shall reimburse Consultant for expenses incurred during and in relation to Consultant's performance under this Agreement. Such expenses include, but are not limited to, travel, lodging, filing fees, printing, postage, delivery, shipping, copying, telephone calls, overnight packages, facsimiles, and all other out-of-pocket expenses. Such expenses may be repayable in either cash or Common Stock, at Client's option. For purposes of this Paragraph, Common Stock shall be valued according to the formula set forth in Section 2, Paragraph B.

           D. All shares of stock issued to Consultant under this Agreement shall, when issued, be validly issued, fully paid and non-assessable.

           E. All fees and  expenses  are  payable  within  10 days of  billing.
  Amounts unsatisfied after this 10- day period are subject to an interest charge of 12% per annum.

         Section 3 - Registration Rights.

         Client agrees to subsequently register all restricted shares issued, exchanged or otherwise transferred to Consultant pursuant to Section 2 of this Agreement ("Payment Shares") as follows:

         A. If, at any time commencing after the termination of this Agreement and for a period of two (2) years thereafter, Client (or any of its successors) proposes to file a registration statement for the public sale of shares of the Payment Shares, written notice of such proposal will be given to Consultant at least 60 days prior to the filing of such registration statement. The term "Registration Statement" as used in this Section shall be deemed to include any form which may be used to register a distribution of securities to the public, a post-effective amendment to a registration statement, or a Notification and Offering Circular pursuant to a Regulation A Offering- when necessary to perfect an exemption thereunder. Client agrees that on written notice received from Consultant, within 20 days after Consultant's receipt of the notice to file a registration statement, Client shall allow Consultant to have the Payment Shares included in such Registration Statement. Notwithstanding the provision of this section, Client shall have the right, at any time after it shall give written notice pursuant to this subsection to elect to offer only a portion of the Payment Shares in such Registration Statement, to cease filing any proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof. Notwithstanding any provision to the contrary contained herein, Client shall not be required to include any of the Payment Shares transferred hereunder in any Registration Statement with respect to shares offered in any underwriting:

                           (i) unless Consultant agrees to offer such shares, on the same terms and conditions as Client's shares are being offered, and to sign an underwriting agreement in the form to be signed by the other offerors; or

                           (ii) if, in the good faith and reasonable opinion of the managing, underwriter of the offering, the sale of the Payment Shares to be included would be materially detrimental to the remainder of the offerors.

In such an event the amount of Payment Shares and the amount of shares to be registered, if any, by the remainder of the offerors (other than Client) shall be proportionally reduced to a level acceptable to the managing underwriter of the offering, who may reasonably refuse to have any shares registered.

         B. Pursuant to the registration rights granted herein, Consultant shall provide Client with all reasonable information relating to such sale and on which Client shall be entitled to rely and to include such information in any such

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Registration  Statement.  All sales pursuant to any such Registration  Statement shall be made in accordance with the provision of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and Client shall not be required to include any such Payment Shares in any registration until it has received written assurances reasonably satisfactory in form and substance to Client from the shareholders offering such Payment Shares that such sales shall be so conducted. All expenses incurred by Client in complying with the registration requirements hereof (except fees and disbursements of counsel for any shareholder and underwriting discounts, commissions, or similar expenses to be incurred in connection with the sale of Payment Shares) shall be borne by Client. On notice to any shareholder offering Payment Shares covered by a Registration Statement that such Registration Statement or prospectus relating thereto requires revision, such holder will immediately cease to make offers or sales pursuant to such
Registration   Statement  and  return  all  such  Registration   Statements  and
prospectuses to Client. All registration rights granted herein may apply only to shares of Common Stock issued by Client. Client is under no obligation to maintain the effectiveness of any Registration Statement for an aggregate of 90 days.

         C. In connection with the filing of any Registration Statement or offering statement under this section, Client covenants and agrees that it will take all necessary action which may be required in qualifying or registering the Payment Shares included in a Registration Statement or offering statement for the offer and sale under the securities or blue sky laws of such states as may be reasonably requested by the holders of the Payment Shares; provided, that Client shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         D. In the event that the Payment Shares are the subject of or are included in any Registration Statement or offering statement which is filed and becomes effective, Client agrees to utilize its best efforts to keep the same, including blue sky filings, for an effective period of not less than 90 days. The holders of the Payment Shares shall cooperate with Client and shall furnish such information as Client may reasonably request in connection with any such registration or offering statement hereunder, on which Client shall be entitled to rely.

         E. Client further agrees that in the event that counsel to Consultant is of the reasonable opinion that the Payment Shares may be transferred and/or sold in full compliance with the provisions of the Act, without the need for filing a Registration Statement Client will fully cooperate in connection with such transfer and/or sale at Client's sole expense.

         F. Client further agrees and represents that while any of the Payment Shares are outstanding and held by Consultant or Consultant's affiliates, Client will file timely all reports and documents required under the Exchange Act and the Securities Act as well as such additional information as is necessary in order to allow the holder of the Payment Shares to rely upon the provisions of Rule 144 promulgated under the Securities Act with respect to the current public information requirements contained in Rule 144(c).

In the event of any registration of any Client common stock under the Securities Act, Client shall indemnify and hold harmless Consultant or any subsequent transferee of the Payment Shares against any losses, claims, damages or liabilities, joint or several, to which such holder may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment required to be stated therein or necessary to make the statements therein not misleading and shall reimburse such holder for any legal or any other expenses reasonably incurred by such holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Client shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to Client by such holder specifically for use therein. Such indemnity shall remain in full force and effect


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  regardless of any investigation  made by or on behalf of such holder and shall survive the transfer of such securities by such holder and consummation of the transactions contemplated by this Agreement.

           Section 4 - Client's Representations

           Client represents, warrants and covenants to Consultant that each of the following are true and complete as of the date of this Agreement:

           A. Client is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, with full corporate power and authority and all necessary governmental authorizations to own, lease and operate property and carry on its business as it is now being conducted. Client is duly qualified to do business in and is in good standing in every jurisdiction in which the nature of its business or the property owned or leased by it makes such qualifications necessary.

           B. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Client. This Agreement has been duly executed and delivered by Client and constitutes the valid and legally binding obligation of Client enforceable in accordance with its terms, except to the extent that enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in any violation of any provision of the Articles of Incorporation or Bylaws of Client. To the best of Client's knowledge, after due inquiry, the execution and delivery of this agreement and the consummation of the transaction contemplated herein will not conflict with any mortgage, indenture, lease, contract, commitment, agreement, or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Client or any of its properties or assets.

           C. To the best of Client's knowledge, after due inquiry, Client is not in violation of or default under any statute, law, ordinance, rule, regulation, judgment, order, decree, permit, concession, grant, franchise, license or other governmental authorization or approval applicable to it or any of its proper-ties or business. There are no proceedings pending or threatened which may result in the revocation, cancellation, suspension, or any adverse modification of any permit, concession, grant, franchise, license or other governmental authorization or approval necessary for the conduct of Client's business or which question the validity of this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby. Client has all franchise, licenses, permits and other governmental approvals necessary to enable it to carry on its business as presently conducted, except where the failure to have such franchises, licenses or permits or other governmental approvals would not have, individually or in the aggregate, a material and adverse affect on Client's business.

           D. Client acknowledges that Consultant is not a law firm, neither is it an accounting firm. Client represents that it has retained counsel which shall be responsible for reviewing all documents provided by Consultant to Client and all opportunities Consultant introduces to Client. Client hereby warrants that it will not rely upon Consultant to determine that legal sufficiency of any representation made by Consultant and that Client has and will continue to seek the independent advice of legal and financial counsel regarding all material aspects of the transactions contemplated by this Agreement. Client acknowledges that the attorneys, accountants and other advisors employed by Consultant represent the interests of Consultant solely, and that no representation or warranty has been and will be given to Client by Consultant as to any legal, tax, accounting, financial or other aspect of the transactions contemplated by this Agreement.

         Section 5 - Non-Circumvention

           Client agrees that Client will not enter into any merger with or acquisition of a target company, raise any funds for which Consultant provided services, or enter into any transaction involving a business opportunity or asset


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introduced to Client by Consultant,  without compensating Consultant pursuant to this Agreement. Neither will Client terminate this Agreement solely as a means to avoid paying Consultant compensation earned or to be earned, or in any other way attempt to circumvent Consultant.

         Section 6 - Termination of Agreement by Consultant and by Client

             A. Consultant may terminate this Agreement if the following occurs:

                 i.       Payments due under this Agreement are not timely made.

                ii. In the judgment of the Board of Directors of Consultant, Client's actions or conduct make it unreasonable for Consultant to perform under this Agreement. Such acts include, and are or may be perceived as being in the nature of, dishonesty, illegal activities, activities harmful to the reputation of the Consultant, and activities which may create civil or criminal liability for the Consultant.

               iii. Consultant makes a bona fide decision to terminate its business and liquidate its assets.

                iv. Client misrepresents its corporate standing, power to enter and bind itself to this Agreement, misrepre-sentation of its Section 3 guarantees, or any other concealed or misrepresented material fact which
                          would decrease   the   binding   effect   of  this
                          Agreement on Client.

               vi.       An  unanticipated  material  change  in either  the
                         market,    Client   or   Consultant   makes   continued
                         performance under this Agreement unreasonable.

              vii. There ceases to be a public trading market for Client's Common Stock.

             viii.       Breach of any provision of this Agreement.

               ix.       Notwithstanding   the   termination   of   this
                         Agreement, Consultant shall be entitled to receipt of all compensation owed pursuant to Section 2 up to the time of termination of this Agreement, including the full amount paid as a retainer fee. Consultant shall also be entitled to reimbursement of any expenses incurred, up to the time of termination of this Agreement along with any expenses incurred as a result of the termination.

         B. Client may terminate this Agreement under the following conditions:

                   i. Consultantfails to follow Client's reasonable instructions. Client must advise consultant that its actions or inactions are unacceptable and give Consultant thirty (30)days during which to comply. If Consultant fails to comply within thirty (30) days, Consultant may be terminated hereunder by Client's service of notice of termination to Consultant.

                  ii If, in the judgment of the Board of Directors of Client, Consultant's actions or conduct would make it unreasonable to require Client to retain Consultant. Such acts include, and are in the nature of, dishonesty, illegal activities, activities harmful to the reputation of the Client, and activities which create civil or criminal liability for the Client.


Section 7 - Utilization of Attorneys


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         Consultant   utilizes   attorneys  to  assist  it  in   preparing   the
documentation required to effectuate the transactions contemplated by this Agreement. The attorneys utilized by Consultant represent only Consultant, and Consultant's interest in providing consulting services and do not in anyway represent the interests of any party to this Agreement other than Consultant's. Client is advised, and has represented, that it will seek independent legal counsel to review all documentation provided to Client by Consultant.

         Section 8 - Nondisclosure of Confidential Information

                  A. In consideration for the Client entering into this Agreement, Consultant agrees that the following items used in the Client's business are secret, confidential, unique, and valuable, were developed by Client at great cost and over a long period of time, and disclosure of any of the items to anyone other than Client's officers, agents, or authorized employees will cause Client irreparable injury.

                           i.  Non-public  financial   information,   accounting
                           information, plans of operations and possible mergers or acquisitions prior to the public announcement.

                           ii. Customer lists, call lists and other confidential customer data;

                           iii. Memoranda, notes and records concerning the technical and creative processes conducted by Client;

                           iv. Sketches, plans, drawings and other confidential research and development data or;

                           v. Manufacturing processes, chemical formulae and the composition of Client's products.

         B. Consultant shall have no liability to the Client with respect to the use or disclosure to others not party to this Agreement, of such information as Consultant can establish to:

                           i.       Have been publicly known;

                           ii. Have become known, without fault on the part of Consultant, subsequent to disclosure by Client of such information to Consultant;

                           iii. Have been otherwise known by Consultant prior to communication by the Client to Consultant of such information, or

                         iv. Have been received by Consultant at any time from a source other than Client lawfully having possession of such information.

         Section 9 - Best Efforts

         Consultant agrees that it will at all times faithfully and to the best of its experience, ability and talents, perform all the duties that may be required of and from Consultant pursuant to the terms of this Agreement. Consultant does not guarantee that its efforts will have any impact on Client's business or that any subsequent financial improvement will result from Consultant's efforts.

           Section 10 - Place of Services.

         The Consulting Services contemplated to be performed by Consultant will be performed through Consultant's offices; however, it is understood and expected that Consultant may make contacts with persons and entities in any other place deemed appropriate by Consultant.

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         Section 11 - Nonexclusive Services.

         Client acknowledges that Consultant is currently providing services of the same or similar nature to other parties and Client agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individual or entity.

         Section 12 - All Prior Agreements Terminated

         This Agreement comprises the entire agreement and understanding between the parties hereto at the date of this Agreement as to the subject matter hereof and supersedes and replaces all proposals, prior negotiations and agreements, whether oral or written, between the parties hereto in connection with the subject matter hereof. None of the parties hereto shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided in this Agreement unless the parties hereto subsequently agree to vary this Agreement in writing, duly signed by authorized representative of the parties hereto.

         Section 13 - Consultant is not an Agent or Employee of Client

         Consultant's obligations under this agreement consist solely of the Consulting Services described herein. In no event shall Consultant be considered to act as the employee or agent of Client or otherwise represent or bind Client. For the purposes of this Agreement, Consultant is an independent contractor. All final decisions with respect to acts of Client or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of Client or such affiliates and Consultant, its employees or agents shall under no circumstances be liable for any expense incurred or loss suffered by Client as a consequence of such action or decisions.

         Section 14 - Disclosure of Documents

         Upon the execution of this Agreement, and prior to the consummation of the transactions contemplated herein, Client will provide Consultant, at Client's sole expense, audited financial statements in accordance with generally accepted accounting principles and financial documentation with respect to Client since the later of either the date of incorporation of Client or three
(3) years prior to the execution of this Agreement, other financial and corporate information, pro-forma, due diligence, articles of incorporation, bylaws, business plans, proof of ownership of assets, accounts receivable, bank statements and copies of deeds, liens, mortgages, a certificate of good standing issued by Client's state of incorporation, and any other documents that may be reasonably required by Consultant to provide services to Client for the transactions contemplated herein. After review of the documents and information provided in this paragraph, or after review of the due diligence information requested by Client, Consultant or Client may make a determination that the transactions contemplated are not in their best interests and may terminate this Agreement with no further obligation.

         Section 15 - Continue Operations in Substantially Same Manner

         Client will not transfer, sell or hypothecate, assign or distribute any of the assets currently in its possession except upon the written agreement of the parties to this Agreement, and will continue operations in substantially the same manner as it is presently functioning, until the closing of the transactions mutually acceptable to the parties are entered into and this agreement has been consummated.

           Section 16 - Miscellaneous

         A. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.


                                        7


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         B. No term of this Agreement  shall be considered  waived and no breach excused by either party unless made in writing. No consent, waiver or excuse by either party, express or implied, shall constitute a subsequent consent, waiver or excuse.

                  C.       Assignment:

                           i. The rights and obligations of the Consultant under this Agreement shall inure to the benefit of and shall be binding upon its successors and assigns. There shall be no rights of transfer or assignment of this Agreement by Client except with the prior written consent of the Consultant.

                                            Nothing in this Agreement, expressed
                                            or  implied,  is  intended to confer
                                            upon  any  person,  other  than  the
                                            parties  and their  successors,  any
                                            rights  or   remedies   under   this
                                            Agreement.

         D. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the Unites States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed:

                           i. In the case of Consultant to the following or to such other person or address designated by Client in writing to receive notice:

                           Canton Financial Services Corporation
                           ATTN: Richard Surber, President
                           268 West 400 South, Suite 100
                           Salt Lake City, Utah 84101

                           ii. In the Case of Client to the following or to such other person or address designated by Client in writing to receive notice:

                           Kellys Coffee Group, Inc.
                           ATTN: Terrence A. Butler
                           647 Seventeenth Avenue
                           Longmont, Colorado 80502

         E. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

         F. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

         G. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Utah, without regard to its law on the conflict of laws. Any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Salt Lake County, Utah. The parties exclude any and all statutes, laws and treaties which would allow or require any dispute to be decided in another forum or by other rules of decision than provided in this Agreement.

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



         H. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees, court costs, and other costs incurred in proceeding with the action from the other party. The attorney's fees, court costs or other costs, may be ordered by the court in its decision of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees, court costs, or other costs. Should either party be represented by in-house counsel, all parties agree that that party may recover attorney's fees incurred by that inhouse counsel in an amount equal to that attorney's normal fees for similar matters, or, should that attorney not normally charge a fee, by the prevailing rate charged by attorneys with similar background in that legal community.

         I. Time is of the essence of this Agreement and of each and every provision hereof.

         J. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

         K. Client and Consultant agree to indemnify, hold harmless and, at the party seeking indemnification's sole option, defend the other from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitations interest, penalties, court fees, and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from a breach of any representation, warranty, covenant condition or agreement of the other party to this Agreement. Neither party shall be responsible to the other party for any consequential or punitive damages.

         L. If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date herein above written.


Kellys Coffee Group, Inc.                 Canton Financial Services Corporation


By: /s/ Terrence A. Butler                 By: /s/ Richard Surber
    -----------------------                   -----------------------
     Terrence A. Butler                         Richard Surber







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